                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                                   Form 8-K/A


               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



     Date of Report (Date of earliest event reported)    September 30, 1997
                                                     ---------------------------



                          PREMIER LASER SYSTEMS, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)



         California                   0-25242                  33-0472684
----------------------------  ------------------------  ------------------------
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
      of incorporation)                                    Identification No.)



                         3 Morgan, Irvine, California                92618
                   ----------------------------------------     ----------------
                   (Address of principal executive offices)        (Zip Code)



     Registrant's telephone number, including area code      (714) 859-0656
                                                        ------------------------



                                Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

     Item 2.  Acquisition or Disposition of Assets

          On September 30, 1997, Premier Laser Systems, Inc. (the "Company") acquired EyeSys Technologies, Inc. ("EyeSys") through the merger of Premier Acquisition of Delaware, Inc. ("PAI"), a wholly owned subsidiary of the Company, into EyeSys (the "Merger"). Upon the effective date of the Merger, EyeSys became a wholly owned subsidiary of the Company. The Merger was effected pursuant to an Agreement and Plan of Merger dated April 24, 1997 by and among the Company, PAI and EyeSys, as amended.

          The consideration paid in the merger consisted of approximately 1,236,668 shares of the Company's Class A Common Stock which was distributed among: (i) holders of stock and notes of EyeSys, (ii) certain creditors and claimants of EyeSys and (iii) employees of EyeSys entitled to bonuses for continued employment following the Merger. Options to purchase Class A Common were also issued in exchange for outstanding options and warrants to purchase EyeSys common stock. In determining the aggregate purchase price for EyeSys, the Company took into account the value of companies of similar industry and size to EyeSys, comparable transactions, and the market for such ophthalmic companies generally.

          EyeSys designs, develops and markets a line of noninvasive corneal topography systems for use by ophthalmologists and optometrists in surgical planning and evaluation, diagnosis of corneal pathologies and contact lens fitting. Premier will continue the operation of EyeSys' business following the Merger; however, EyeSys' manufacturing and operational facilities and personnel will be relocated to Premier's headquarters in Irvine, California.

     Item 7.   Financial Statements and Exhibits.

          A.   Financial Statements of EyeSys.
               ------------------------------
               Financial Statements of EyeSys prepared in accordance with Regulation S-X consisting of the Balance Sheets as of December 31, 1996 and 1995, Statements of Operations for the years ended December 31, 1996, 1995, and 1994, Statements of Changes in Stockholders' Equity for the years ended December 31, 1996, 1995, and 1994, and Statements of Cash Flows for the years ended December 31, 1996, 1995, and 1994, together with the Report of Independent Auditors are hereby incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-29573).

               The unaudited financial statements of EyeSys prepared in accordance with Regulation S-X consisting of the Balance Sheet as of June 30, 1997, Statements of Operation for the six months ended June 30, 1997 and 1996, and Statements of Cash Flows for the six months ended June 30, 1997 and 1996 filed with this report are listed in the Index to Financial Statements on page F-1 of this report.

          B.   Pro Forma Financial Information.
               -------------------------------
               The pro forma combined financial statements for the combined companies required to be filed pursuant to this item are listed in the Index to Financial Statements on page F-1 of this report.

          C.   Exhibits
               --------

          Exhibit
          Number   Description
          ------   -----------

          2.1 Agreement and Plan of Merger dated as of April 24, 1997 among Premier Laser Systems, Inc., EyeSys Technologies, Inc. and Premier Acquisition of Delaware, Inc. (incorporated herein by this reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-4, Registration No. 333-29573).

          2.2 First Amendment to Agreement and Plan of Merger dated as of August 6, 1997 among Premier Laser Systems, Inc., EyeSys Technologies, Inc. and Premier Acquisition of Delaware, Inc. (incorporated herein by this reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed October 15,
                   1997).

          2.3 Second Amendment to Agreement and Plan of Merger dated as of September 16, 1997 among Premier Laser Systems, Inc., EyeSys Technologies, Inc. and Premier Acquisition of Delaware, Inc. (incorporated herein by this reference to Exhibit 2.3 to the Registrant's Current Report on Form 8-K filed October 15,
                   1997).

          23.1     Consent of Coopers & Lybrand L.L.P. (filed herewith).

     Signatures

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto.

                                    PREMIER LASER SYSTEMS, INC.

                                    /s/ MICHAEL L. HIEBERT
     November 14, 1997              ____________________________________________
                                    Michael L. Hiebert, Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS
                        TO CURRENT REPORT ON FORM 8-K/A


                                                                           Page
                                                                           ----
(a)  Financial Statements of Business Acquired
     -----------------------------------------

     Balance Sheet as of June 30, 1997 ...................................  F-2

     Statements of Operation for the six months ended June 30, 1997 and
       1996 ..............................................................  F-3

     Statements of Cash Flows for the six months ended June 30, 1997 and
       1996 ..............................................................  F-4

(b)  Pro Forma Financial Information
     -------------------------------
     Unaudited Pro Forma Combined Financial Statements....................  F-5

     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
       June 30, 1997 .....................................................  F-6

     Unaudited Pro Forma Condensed Consolidated Statement of Operations
       for the year ended March 31, 1997 .................................  F-7

     Unaudited Pro Forma Condensed Consolidated Statement of Operations
       for the three months ended June 30, 1997 ..........................  F-8

     Notes to Unaudited Pro Forma Condensed Combined
       Financial Statements...............................................  F-9

                           EYESYS TECHNOLOGIES, INC.
                                 BALANCE SHEET
                                  (UNAUDITED)


                                                                   June 30,
                            ASSETS                                   1997
                                                                 ------------

Current Assets:
  Cash and cash equivalents                                      $          -
  Accounts receivable, net                                            587,889
  Inventories                                                       1,225,729
  Prepaid expenses and other current assets                            23,420
                                                                 ------------
         Total current assets                                       1,837,038
  Property and equipment, net                                         711,838
  Other assets                                                         27,996
                                                                 ------------
                                                                 $  2,576,872
                                                                 ============

               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                               $  2,027,151
  Accrued liabilities                                               1,159,113
  Notes payable and current portion of capital lease obligations    5,155,866
                                                                 ------------
         Total current liabilities                                  8,342,130
                                                                 ------------

Long-term liabilities:
  Deferred income taxes                                                57,000
  Long-term debt                                                      197,112
                                                                 ------------
         Total long-term liabilities                                  254,112
                                                                 ------------

Commitments and contingencies

Shareholders' equity
  Preferred stock                                                   6,702,659
  Common stock                                                      2,011,694
  Accumulated deficit                                             (14,733,723)
                                                                 ------------
         Total shareholders' equity                                (6,019,370)
                                                                 ------------
                                                                 $  2,576,872
                                                                 ============

                           EYESYS TECHNOLOGIES, INC.
                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                               Six Months Ended
                                                    June 30,
                                         ----------------------------
                                             1997            1996
                                         ------------    ------------

Net sales                                $ 1,158,800     $ 4,234,080
Cost of sales                                791,531       2,364,124
                                         -----------     -----------

Gross profit (loss)                          367,269       1,869,956

Selling and marketing expenses             1,130,291       2,389,028
Research and development expenses            236,485         586,511
General and administrative expenses        1,164,516         858,393
                                         -----------     -----------

     Loss from operations                 (2,164,023)     (1,963,976)

Interest income (expense), net              (170,486)       (231,019)
                                         -----------     -----------

     Net loss before tax                 $(2,334,509)    $(2,194,995)
                                         -----------     -----------
Provision for income taxes                         -          15,000
                                         -----------     -----------
     Net loss after tax                   (2,334,509)     (2,209,995)
                                         ===========     ===========

Net loss per common share                $     (0.69)    $     (0.67)
                                         ===========     ===========

Weighted average shares outstanding        3,380,615       3,309,011
                                         ============    ============

                           EYESYS TECHNOLOGIES, INC.

                      CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                           SIX MONTHS ENDED
                                                                JUNE 30,
                                                      -------------------------
                                                          1997          1996
                                                      ------------  -----------
OPERATING ACTIVITIES
NET LOSS                                              $(2,334,509)  $(2,209,995)
 Adjustments to reconcile net loss to net cash used
  in operating activities:
    Depreciation/amortization                             222,246       240,951
    Changes in operating assets and liabilities
      Accounts receivable                               1,859,924        42,727
      Inventories                                          64,721       (46,521)
      Prepaid expenses                                     73,265        16,502
      Other assets                                         26,780        84,592
      Accounts payable                                    301,170    (1,275,891)
      Accrued liabilities                                (390,916)      261,980
      Federal Income Tax                                  (15,000)          --
      Other Long Term Liabilities                         (45,256)      (45,641)
      Deferred Revenue                                    242,397        43,495
                                                      -----------   -----------
Net cash provided by (used in) operations                   4,822    (2,887,801)


INVESTING ACTIVITIES
Purchases of property and equipment                        (7,888)      (59,961)

FINANCING ACTIVITIES
Proceeds from Line of Credit                              641,546     1,048,332
Payments on Line of Credit                               (860,028)     (377,544)
Proceeds Notes Payable                                    286,934           --
Payments Notes Payable                                   (103,504)      (37,748)
Proceeds Common Stock                                       1,072         6,086
Proceeds from Bank Overdraft                               37,046           --
Proceeds from Note Payable to Related Parties                 --      1,717,555
                                                      -----------   -----------
Net cash provided by (used in) financing activities         3,066     2,356,681

Net increase (decrease) in cash and cash equivalents          --       (591,081)

Cash and cash equivalents at beginning of period              --        730,968
                                                      -----------   -----------

Cash and cash equivalents at end of period            $         0   $   139,887
                                                      ===========   ===========

See notes to condensed consolidated financial statements

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following Pro Forma Condensed Combined Statement of Operations for the fiscal year ended March 31, 1997 and for the three-month period ended June 30, 1997 presents unaudited pro forma operating results for Premier as if the Agreement and Plan of Merger ("Merger") between Premier and EyeSys had occurred as of the beginning of the periods presented. The following Pro Forma Condensed Combined Balance Sheet presents the unaudited pro forma financial condition of Premier as if the Merger occurred as of June 30, 1997. Of the total purchase price, $9.2 million represented the value of in-process research and development. The excess of the purchase price of EyeSys (exclusive of the amount allocated to in-process research and development over the net identifiable assets and liabilities of EyeSys is reported as goodwill, developed product technology, trademarks and tradenames, and patents. The carrying values of EyeSys's net assets are assumed to equal their fair values for purposes of these unaudited pro forma financial statements, unless indicated otherwise in the Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet. These values are subject to revision. However, management believes that any resulting adjustments will not have a material effect on the financial position or results of operations.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations were prepared assuming the consummation of: (i) the Merger, which is accounted for under the purchase method of accounting; and (ii) the conversion of convertible notes of EyeSys into common stock prior to the Merger. The unaudited pro forma adjustments are described in the accompanying notes. The unaudited pro forma adjustments represent Premier's preliminary determination of the necessary adjustments and are based upon certain assumptions Premier considers reasonable under the circumstances. Final amounts may differ from those set forth below.

     The unaudited pro forma financial information presented does not consider any future events which may occur after the Merger including the possible payment of additional purchase price (i.e. the Contingent Consideration) based upon established financial goals for fiscal 1998. The unaudited pro forma financial information presented does not attempt to quantify any operating expense synergies or cost reductions of the combined operations of Premier and EyeSys that may be realized after the Merger. Nor does the unaudited pro forma financial information consider the incremental expense, capital or conversion costs which may be incurred as a result of the Merger.

     THE UNAUDITED PRO FORMA FINANCIAL INFORMATION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE MERGER BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF PREMIER FOLLOWING THE MERGER.

     The unaudited pro forma condensed financial information should be read in conjunction with the consolidated financial statements of Premier and the financial statements of EyeSys and the related notes thereto contained in (i) Premier's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as amended, and (ii) EyeSys's audited financial statements for the fiscal years ended December 31, 1996, 1995 and 1994 incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-29573).

                         UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED BALANCE SHEET
                          PREMIER LASER SYSTEMS, INC.

                                                                        As of June 30, 1997
                                             ---------------------------------------------------------------------
                                                                                                       Pro Forma
                                                                                 Pro Forma             Condensed
                                               Premier Laser       EyeSys       Adjustments           Consolidated
                                             ----------------  --------------  -------------         --------------

                           ASSETS
Current Assets:
  Cash and cash equivalents                    $ 15,224,931    $          -     $  (470,000)(2(a))     $ 14,754,931
  Short-term investments                          9,775,235               -               -               9,775,235
  Restricted cash                                 1,050,000               -               -               1,050,000
  Accounts receivable, net                        2,655,799         587,889               -               3,243,688
  Inventories                                     3,226,121       1,225,729               -               4,451,850
  Prepaid expenses and other current assets       1,084,935          23,420               -               1,108,355
                                               ------------    ------------     -----------            ------------
         Total current assets                    33,017,021       1,837,038        (470,000)             34,384,059
  Property and equipment, net                       802,854         711,838               -               1,514,692
  Intangible, net                                 6,675,162               -       2,600,000 (2(a))        9,275,162
  Goodwill                                        1,028,083               -       4,405,500 (2(a))        5,433,583
  Other assets                                        6,477          27,996               -                  34,473
                                               ------------    ------------     -----------            ------------
                                               $ 41,529,597    $  2,576,872     $ 6,535,500            $ 50,641,969
                                               ============    ============     ===========            ============

         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $    957,154    $  2,027,151               -            $  2,984,305
  Accrued liabilities                               645,218       1,159,113       1,043,255 (2(b))        2,847,586
  Notes payable and current portion of
   capital                                           20,451       5,155,866      (3,793,933)(2(d))        1,382,384
                                               ------------    ------------     -----------            ------------
         Total current liabilities                1,622,823       8,342,130      (2,750,678)              7,214,275
                                               ------------    ------------     -----------            ------------

Long-term liabilities:
   Deferred income taxes                                  -          57,000               -                  57,000
   Capital lease obligations - non-current           34,449         197,112               -                 231,561
                                               ------------    ------------     -----------            ------------
         Total long-term liabilities                 34,449         254,112               -                 288,561
                                               ------------    ------------     -----------            ------------

Commitments and contingencies

Shareholders' equity
  Preferred stock                                         -       6,702,659      (6,702,659)(2(a))                -
  Common stock                                   51,273,340       2,011,694      10,003,306 (2(a))       63,288,340
  Common stock--Class E-1                         4,769,878               -               -               4,769,878
  Common stock--Class E-2                         4,769,878               -               -               4,769,878
  Class A warrants                                2,295,328               -               -               2,295,328
  Class B warrants                                1,491,797               -               -               1,491,797
  Warrants to purchase Class A common stock         192,130               -               -                 192,130
  Accumulated deficit                           (24,920,026)    (14,733,723)      5,985,531 (2(a),(e))  (33,668,218)
                                               ------------    ------------     -----------            ------------
         Total shareholders' equity              39,872,325      (6,019,370)      9,286,178              43,139,133
                                               ------------    ------------     -----------            ------------
                                               $ 41,529,597    $  2,576,872     $ 6,535,500            $ 50,641,969
                                               ============    ============     ===========            ============

     See notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          PREMIER LASER SYSTEMS, INC.

                                     YEAR ENDED MARCH 31, 1997(1)
                          ---------------------------------------------------------
                                                                        PRO FORMA
                                                      PRO FORMA         CONDENSED
                          PREMIER LASER   EYESYS     ADJUSTMENTS       CONSOLIDATED
                          ------------- -----------  -----------       ------------
Net sales...............   $ 5,530,861  $ 8,097,780   $     --         $13,628,641
Cost of sales...........     3,968,539    4,912,222         --           8,880,761
                           -----------  -----------   ---------        -----------
Gross profit............     1,562,322    3,185,558         --           4,747,880
Selling and marketing
 expenses...............     2,406,010    4,038,427         --           6,444,437
Research and development
 expenses...............     1,563,228    1,103,009     196,923 (2(a))   2,863,160
General and
 administrative
 expenses...............     1,736,184    1,692,624     297,198 (2(a))   3,726,006
Write off of investment
 in Mattan Corporation..       881,010          --          --             881,010
Termination of strategic
 alliance with IBC......       331,740          --          --             331,740
In-process research and
 development acquired in
 the Data.Site
 acquisition............       250,000          --          --             250,000
                           -----------  -----------   ---------        -----------
Loss from operations....    (5,605,850)  (3,648,502)   (494,121)         9,748,473
Interest (income)
 expense, net...........       (15,493)     516,496    (273,474)(2(b))     227,529
                           -----------  -----------   ---------        -----------
Net loss................    (5,590,357)  (4,164,998)   (220,647)         9,976,002
Less preferred stock
 dividends..............           --      (499,265)    499,265 (3)            --
                           -----------  -----------   ---------        -----------
Net loss attributable to
 common shareholders....   $(5,590,357) $(4,664,263)  $ 278,618        $(9,976,002)
                           ===========  ===========   =========        ===========
Net loss per common
 share..................   $     (0.96) $     (1.38)                   $     (1.41)(2(c))
                           ===========  ===========                    ===========
Weighted average shares
 outstanding............     5,833,326    3,382,545                      7,069,994 (3)
                           ===========  ===========                    ===========

See notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

                         UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                          PREMIER LASER SYSTEMS, INC.


                                                      Quarter Ended June 30, 1997 (1)
                                       -----------------------------------------------------------
                                                                                          Pro Forma
                                                                      Pro Forma           Condensed
                                       Premier Laser      EyeSys     Adjustments        Consolidated
                                       -------------   ------------  ------------       ------------
Net sales                                $2,105,447    $   290,056         -             $ 2,395,503
Cost of sales                             1,295,980        327,659         -               1,623,639
                                         ----------    -----------     ---------         -----------

Gross profit (loss)                         809,467        (37,603)        -                 771,864

Selling and marketing expenses              815,023        489,615         -               1,304,638
Research and development expenses           513,499        133,279        49,231  (2(a))     696,009
General and administrative expenses         363,986        725,776        74,300  (2(a))   1,164,062
                                         ----------    -----------     ---------         -----------

     Loss from operations                  (883,041)    (1,386,273)     (123,531)         (2,392,845)

Interest income (expense), net              169,786        (32,576)       78,316  (2(b))     215,526
                                         ----------    -----------     ---------         -----------

     Net loss                            $ (713,255)   $(1,418,849)    $ (45,215)        $(2,177,319)
                                         ==========    ===========     =========         ===========

Net loss per common share                $    (0.08)   $     (0.42)                           ($0.22) (2(c))
                                         ==========    ===========                      ============

Weighted average shares outstanding       8,749,508      3,358,359                         9,986,176   (3)
                                         ==========    ===========                      ============


           See notes to Unaudited Pro Forma Condensed Consolidated
                            Statement of Operations

                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET


1.  Basis of Presentation

    For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the financial position of EyeSys and Premier is as of June 30, 1997.

2.  Pro Forma Adjustments

    The following table reflects a detailed breakdown of the pro forma adjustments in the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

        (a) Reflects the purchase of all outstanding EyeSys common stock for the aggregate price of $12.015 million or 1,236,668 shares at an assumed value of approximately $9.72 per share, the issuance of 165,000 options to EyeSys option and warrant holders,and $470,000 in cash. The carrying values of EyeSys's net assets are assumed to equal their fair values for purposes of these unaudited pro forma financial statements, unless indicated below. The fair market value of purchased in-process research and development of $9.2 million was determined by an independent appraisal. The company will record a write off of the purchased in-process research and development in its fiscal year 1998 second quarter results of operations. The remaining excess of the purchase price of EyeSys over its net book value as of the pro forma balance sheet date represents developed product technology, patents, trademarks and trade names, and goodwill in the amount of $600,000, $1,000,000, $1,000,000 and $4,405,500, respectively.

        (b) Reflects the Company's estimate of costs associated with the Merger and estimated expenses associated with closing EyeSys's primary facility and related relocation costs aggregating approximately $1.5 million, less the interest due for convertible notes payable to certain shareholders of EyeSys aggregating approximately $493,000 which will be exchanged for the Company's common stock immediately prior to the consummation of the Merger.

        (c) The accompanying Unaudited Condensed Consolidated Pro Forma Balance Sheet does not reflect any adjustments to the carrying values of EyeSys' net assets to equal their estimated fair values as such amounts are not anticipated to be significant. These values are subject to revision. However, management believes that any resulting adjustments will not have a material effect on the financial positions or results of operations.

        (d) Convertible notes payable to certain shareholders of EyeSys aggregating approximately 3,800,000 will be exchanged for the Company's Common Stock immediately prior to the consummation of the Merger. The pro forma condensed consolidated balance sheet reflects such conversion.

        (e) Reflects the elimination of the equity of EyeSys upon the consolidation with the Company.

                         NOTES TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1997


1. BASIS OF PRESENTATION

   Premier's fiscal year ends on March 31. EyeSys's fiscal year ends on December 31. For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 1997, results of operations for EyeSys are for the year ended December 31, 1996.

   The results of operations for EyeSys included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations contain certain reclassification entries in order to present cost of sales and operating expense information on a basis consistent with the presentation used by Premier.

2. PRO FORMA ADJUSTMENTS

   (a) Reflects the effect on depreciation and amortization expense resulting from the following:

   Amortization of goodwill (utilizing a 20 year life) related to the
    Merger and purchase price accounting adjustments..................  $220,275
   Amortization expense resulting from the allocation of purchase price to the fair value of developed product technology (utilizing an amortization period of 5 years)................................  $120,000
   Amortization expense resulting from the allocation of purchase price to the fair value of patents (utilizing an amortization period of 13 years)...............................................  $ 76,923
   Amortization expense resulting from the allocation of purchase price to the fair value of trade names and trademarks (utilizing an amortization period of 13 years)...............................  $ 76,923


   (b) Convertible notes payable to certain shareholders of EyeSys aggregating approximately $3,800,000 will be exchanged for Premier Common Stock in connection with the Merger. The pro forma condensed consolidated statement of operations reflects the reduction of interest expense aggregating $273,474 resulting from such conversion.

   (c) The pro forma adjustments exclude the effect of $9.2 million of purchased in-process research and development as it is a material nonrecurring charge which resulted directly from the transaction. The Company will record a write off of the purchased in process research and development in its fiscal year 1998 results of operations.

3. NET LOSS PER COMMON SHARE AND PREFERRED STOCK DIVIDEND

   The pro forma weighted average common share amounts reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Operations represent the aggregate of the historical weighted average common shares of Premier and the 1,236,668 shares at an approximate value of $9.72 per share exchanged with the shareholders of EyeSys in connection with the Merger. The consolidated net loss per common share has been adjusted to exclude the accretion of dividends on EyeSys preferred stock which will be exchanged for Premier Common Stock in the Merger.

                         NOTES TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED JUNE 30, 1997


1.  Basis of Presentation

    The Company's fiscal year ends on March 31. EyeSys's fiscal year ends on December 31. For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the quarter ended June 30, 1997, results of operations for EyeSys are for the three months ended June 30, 1996.

    The results of the operations for EyeSys included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations contain certain reclassification entries in order to present cost of sales and operating expense information on a basis consistent with the presentation used by the Company.

2.  Pro Forma Adjustments

    (a) Reflects the effect on depreciation and amortization expense resulting from the following:

    Amortization of goodwill (utilizing a 20 year life) related to the Merger and purchase price accounting adjustments...........  $55,069

    Amortization expense resulting from the allocation of purchase price to the fair value of developed product technology
     (utilizing an amortization period of 5 years)..................  $30,000

    Amortization expense resulting from the allocation of purchase price to the fair value of patents (utilizing an amortization period of 13 years)............................................  $19,230

    Amortization expense resulting from the allocation of purchase price to the fair value of trade names and trademarks..........  $19,230
     (utilizing an amortization period of 13 years)

    (b) Convertible notes payable to certain shareholders of EyeSys aggregating $3,800,000 will be exchanged for the Company's Common Stock in connection with the Merger. The pro forma condensed consolidated statement of operations reflects the reduction of interest expense aggregating $78,316 resulting from such conversion.

    (c) The proforma adjustments exclude the effect of $9.2 million of purchased in-process research and development as it is a material nonrecurring charge which resulted directly from the transaction. The Company will record a write off of the purchased in process research and development in its fiscal year 1998 results of operations.

3.  Net Loss per Common Share

    The pro forma weighted average common share amounts reflected in the unaudited pro forma condensed consolidated statement of operations represent the aggregate of the historical weighted average common shares of the Company and the 1,236,668 shares at an assumed value of approximately $9.72 per share exchanged with the shareholders of EyeSys in connection with the Merger. The consolidated net loss per common share has been adjusted to exclude the accretion of dividends on EyeSys preferred stock which was exchanged for the Company's Common Stock in the Merger.

                               INDEX TO EXHIBITS

                                                                                      Sequentially
                                                                                        Numbered
    Exhibit                       Description                                             Page
    -------                       -----------                                        --------------
      2.1      Agreement and Plan of Merger dated as of April 24, 1997 among
               Premier Laser Systems, Inc., EyeSys Technologies, Inc. and Premier
               Acquisition of Delaware, Inc. (incorporated herein by this reference to Exhibit 2.1 to the Registrant's Registration
               Statement on form S-4, Registration No. 333-29573).

      2.2      First Amendment to Agreement and Plan of Merger dated as of August
               6, 1997 among Premier Laser Systems, Inc., EyeSys Technologies, Inc.
               and Premier Acquisition of Delaware, Inc. (incorporated herein by this reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed October 15, 1997).

      2.3 Second Amendment to Agreement and Plan of Merger dated as of September 16, 1997 among Premier Laser Systems, Inc., EyeSys
               Technologies, Inc. and Premier Acquisition of Delaware, Inc.
               (incorporated herein by this reference to Exhibit 2.3 to the Registrant's Current Report on Form 8-K filed October 15, 1997).

     23.1      Consent of Coopers & Lybrand L.L.P. (filed herewith).